UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2020

ACELRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

351 Galveston Drive

Redwood City, CA 94063

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ACRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

As previously reported, on March 15, 2020, AcelRx Pharmaceuticals, Inc., a Delaware corporation (“AcelRx”), entered into an Agreement and Plan of Merger (as subsequently amended on May 27, 2020 and May 29, 2020, the “Merger Agreement”) with Tetraphase Pharmaceuticals, Inc., a Delaware corporation (“Tetraphase”), and Consolidation Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of AcelRx (“Merger Sub”), which provided for the merger of Merger Sub with and into Tetraphase, with Tetraphase continuing as the surviving corporation and an indirect wholly-owned subsidiary of AcelRx.

On June 1, 2020, Tetraphase notified AcelRx that its board of directors determined that an amended proposal from Melinta Therapeutics, Inc. to acquire Tetraphase for approximately $39.0 million in cash, plus an additional $16.0 million in cash potentially payable under contingent value rights, was a “Superior Offer” under the Merger Agreement and that Tetraphase’s board of directors intended to consider (i) making a change to its prior recommendation that the Tetraphase stockholders vote in favor of the adoption of the Merger Agreement or (ii) terminating the Merger Agreement pursuant to its terms. This notice invoked AcelRx’s matching right under the Merger Agreement. In response, on June 3, 2020, AcelRx notified Tetraphase that it would not increase the consideration payable to Tetraphase stockholders under the Merger Agreement.

On June 4, 2020 Tetraphase terminated the Merger Agreement pursuant to its terms (the “Termination”) and paid AcelRx a termination fee of $1,778,000.

Upon the Termination, the amended voting agreements AcelRx entered into with certain Tetraphase warrantholders terminated in accordance with their terms.

Item 8.01     Other Events

On June 3, 2020, AcelRx issued a press release announcing its determination not to further revise the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press release, dated June 3, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2020	ACELRX PHARMACEUTICALS, INC.

	By:	/s/ Raffi Asadorian
Raffi Asadorian
Chief Financial Officer